APPLIED DIGITAL

INVESTMENT

APPLIED DIGITAL Corporation proposes to offer up to a maximum of 62,500 shares of Series E-1 Redeemable Preferred Stock (the "Preferred Stock") in connection with this offering (the "Offering"). Each share of Preferred Stock will be sold at a public offering price of $1,000 per share, except as otherwise disclosed in the Prospectus, and will not be certificated.

☐ Initial Investment

☐ Additional Investment

Brokerage Account Number	
Number of shares	
Purchase price per unit[1]	
Aggregate purchase price Minimum initial investment of at least $5,000. No fractional shares will be issued.	

Waiver of Commission: Please check this box if you are eligible for a waiver of commission. Waiver of commissions are available to: purchases through an affiliated investment advisor, participating Broker-Dealer or its retirement plan, or for a representative of a participating Broker-Dealer or his or her retirement plan or family member(s). Please note that unless previously agreed to in writing by APPLIED DIGITAL Corporation, all sales of securities must be made through a broker-dealer, including when an RIA has introduced the sale.

1. Reductions in selling commissions on sales of Series E1 Preferred Stock will be reflected in reduced public offering prices as described in the "Plan of Distribution" section of the prospectus supplement and the net proceeds to APPLIED DIGITAL will not be impacted by such reductions.

INVESTOR INFORMATION

Investor Name			
Investor Address			
City, State & ZIP		Daytime Phone Number	
Email Address		Social Security or Tax ID	
Co-Investor Name			
Investor Address			
City, State, & ZIP		Daytime Phone Number	
Email Address		Social Security or Tax ID	

INVESTOR ACKNOWLEDGMENTS & SIGNATURES

1. I (We) have received, read and understand the Registration Statement (Registration No. 333-282293, as modified or amended, including the related Prospectus, Prospectus Supplement and annual and periodic reports filed with the SEC (incorporated by Reference into the Registration Statement, Prospectus and Prospectus Supplement) wherein the terms, conditions and risks of the offering are described and agree to be bound by the terms and conditions.
2. I am (We are) purchasing shares for my/our own account.
3. I (We) acknowledge that the shares of Preferred Stock are not traded and there is no public market for the shares of Preferred Stock and that I may not be able to sell or redeem the shares of Preferred Stock. I understand that the redemption of shares of Preferred Stock is subject to a three year declining redemption fee as described in the Prospectus Supplement referenced above. I understand that redemptions of shares of Preferred Stock are permitted once per month and are subject to capacity limitations defined by the NASDAQ of a cap on the aggregate number of shares of Common Stock issuable thereunder for redemption equal to 19.99% of the number of shares of Common Stock outstanding immediately prior to the commencement of this Offering, unless consent of the company's shareholders is obtained to exceed that cap. I understand that redemption requests will be processed once a month with settlement up to 2 months later.
4. I (We) understand tthat there is no public market for the Preferred Stock and thus, my investment is not liquid, and I have adequate means of providing for my (our) current financial needs and personal contingencies.
5. I (We) attest to having the knowledge and experience in financial matters such that I am capable of evaluating the risks of the Offering.
6. I (We) meet the suitability requirements to be eligible to invest in the offering as set forth in the Prospectus Supplement.
7. I am (We are) in compliance with the USA PATRIOT Act and not on any governmental authority watch list.
8. For clients with advisory accounts, I/we acknowledge receipt of a prospectus, the disclosure of all fees and expenses, and provide my/our consent to execute this order.
9. Investors 65 years of age or older may receive a call from a Regional Supervisor to confirm the investment.
10. I also have been made aware that some non-traded preferred stock offerings have publicly traded companies with similar target portfolios that can be purchased on the open market without a contingent deferred sales charge like the one described above.

Investor Signature:		**Date:**	/ /
Co-Investor Signature:		**Date:**	/ /

For help completing this form, please call Investor Services at 855.422.3223.

REGISTERED REPRESENTATIVE & RIA SUBMISSION AND APPROVAL

The undersigned confirm(s), which confirmation is made on behalf of the Broker-Dealer or RIA with respect to sales of securities made through such Broker-Dealer or RIA, that they (i) have reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (ii) have discussed such investor's prospective purchase of Preferred Stock with such investor; (iii) have advised such investor of all pertinent facts with regard to the lack of liquidity and marketability of the Preferred Stock; (iv) have delivered or made available a current Prospectus Supplement; (v) have reasonable grounds to believe that the investor is purchasing the Preferred Stock for his or her own account; and (vi) have a reasonable basis to believe that the purchase of Preferred Stock is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the Prospectus Supplement based on the investor's investment profile. The undersigned representative represents and certifies that, if the investor is a "retail customer" as defined in Regulation Best Interest, (i) the undersigned has a reasonable basis to believe that (a) a purchase of Preferred Stock would be in the best interest of the investor based upon the investor's investment profile and the potential risks, rewards, and costs associated with such an investment and (b)(i) the undersigned has not placed its interests or those of the Registered Representative ahead of the interest of the investor in recommending such investment and (ii) undersigned and the Registered Representative have complied with any applicable enhanced standard of conduct, including but not limited to, the other requirements of Regulation Best Interest in relation to the proposed purchase of Preferred Stock.

Registered Rep/RIA Signature: **Date:** ____ / ____ / ____ **Rep #:** ____

Principal Signature: **Date:** ____ / ____ / ____